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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT
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                       SUBSIDIARY                             STATE OF FORMATION
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CORPORATIONS:
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Allegheny & Eastern Railroad, Inc.                                   Delaware
Bradford Industrial Rail, Inc.                                       Delaware
Buffalo & Pittsburgh Railroad, Inc.                                  Delaware
Carolina Coastal Railway, Inc.*                                      Virginia
Commonwealth Railway, Inc.*                                          Virginia
Corpus Christi Terminal Railroad, Inc.                               Delaware
The Dansville & Mt. Morris Railroad Company                          New York
Australia Southern Railroad Pty Limited                              Australia
Genesee & Wyoming Investors, Inc.                                    Delaware
Genesee and Wyoming Railroad Company                                 New York
Genesee & Wyoming Railroad Services, Inc.                            Delaware
(f/k/a Railroad Services, Inc.)
GWI Canada, Inc.                                                     Delaware
GWI Dayton, Inc.                                                     Delaware
GWI Leasing Corporation                                              Delaware
GWI Rail Management Corporation                                      Delaware
Illinois & Midland Railroad, Inc.                                    Delaware
Louisiana & Delta Railroad, Inc.                                     Delaware
Pittsburg & Shawmut Railroad, Inc.                                   Delaware
Portland & Western Railroad, Inc.                                    New York
Rail Link, Inc.                                                      Virginia
Talleyrand Terminal Railroad Company, Inc.*                          Virginia
Rochester & Southern Railroad, Inc.                                  New York
Willamette & Pacific Railroad, Inc.                                  New York

LIMITED PARTNERSHIP:
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GWI Switching Services, L.P.                                           Texas
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                         *Subsidiary of Rail Link, Inc.